As filed with the Securities and Exchange Commission on August 1, 1997
                                                    Registration No. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             AMERICAN STANDARD INC.
             (Exact name of registrant as specified in its charter)
      DELAWARE                                            25-0900465
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
 incorporation or organization)
                              One Centennial Avenue
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)
        DELAWARE                                       13-3465896
(State or other jurisdiction           (I.R.S. Employer Identification Number)
 of incorporation or organization)
                              One Centennial Avenue
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
             (Exact name of registrant as specified in its charter)
                            ------------------------
                            Richard A. Kalaher, Esq.
                   Vice President, General Counsel & Secretary
                             American Standard Inc.
                              One Centennial Avenue
                                  P.O. Box 6820
                            Piscataway, NJ 08855-6820
                                 (732) 980-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   Copies to:
                             Michael A. Becker, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]

                                                  ------------------------
                                              CALCULATION OF REGISTRATION FEE
==================================== ================== ======================== ======================== ===================
                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO          AGGREGATE PRICE             AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED        BE REGISTERED         PER SHARE (1)         OFFERING PRICE (1)      REGISTRATION FEE
------------------------------------ ------------------ ------------------------ ------------------------ -------------------
Debt Securities                        $1,000,000,000          100%                   $1,000,000,000            $303,030.30
------------------------------------ ------------------ ------------------------ ------------------------ -------------------
Debt Guarantees                                                (2)                    (2)                       none (3)
==================================== ================== ======================== ======================== ===================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) The additional registrant will not be paid any portion of the proceeds in respect of the Guarantee.

(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to this Guarantee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED AUGUST 1, 1997

PROSPECTUS

                                 $1,000,000,000

                             AMERICAN STANDARD INC.
                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                   PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY

                        AMERICAN STANDARD COMPANIES INC.

                             SENIOR DEBT SECURITIES
                       SENIOR SUBORDINATED DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES

         American Standard Inc. (the "Issuer") may offer from time to time its debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). The Senior Debt Securities will be unconditionally guaranteed (the "Senior Debt Guarantees") as to payment of principal, premium, if any, and interest by the Issuer's parent, American Standard Companies Inc. (the "Guarantor"), the Senior Subordinated Debt Securities will be unconditionally guaranteed on a senior subordinated basis (the "Senior Subordinated Debt Guarantees") as to the payment of principal, premium, if any, and interest by the Guarantor, and the Subordinated Debt Securities will be unconditionally guaranteed on a subordinated basis (the "Subordinated Debt Guarantees" and, together with the Senior Debt Guarantees, the Senior Subordinated Debt Guarantees and the Subordinated Debt Guarantees, the "Debt Guarantees") as to the payment of principal, premium, if any and interest by the Guarantor. All of the indebtedness reflected in the Guarantor's consolidated financial statements constitutes indebtedness of its consolidated subsidiaries, including the Issuer.

         The Debt Securities may be offered as a single series or as two or more separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in an accompanying Prospectus Supplement. The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Issuer and any other specific terms in connection with the offering and sale of such series, will be set forth in a Prospectus Supplement or Prospectus Supplements. The Senior Debt Securities and the Senior Debt Guarantees, when issued, will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively; the Senior Subordinated Debt Securities and the Senior Subordinated Debt Guarantees , when issued, will be unsecured and will be subordinated in right of payment to all Senior Debt (as defined herein) of the Issuer and Senior Debt (as defined herein) of the Guarantor, respectively; and the Subordinated Debt Securities and the Subordinated Guarantees, when issued, will be unsecured and will be subordinated in right of payment to all Senior and Senior Subordinated Debt (as defined herein) of the Issuer and Senior and Senior Subordinated Debt (as defined herein) of the Guarantor, respectively. The terms of certain series of the Debt Securities may not restrict the incurrence of additional indebtedness.

         SEE "RISK FACTORS" ON PAGES 9-11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         The Debt Securities may be sold directly by the Issuer, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Issuer or any underwriters are involved in any sale of Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Issuer from such sale also will be set forth in a Prospectus Supplement.

                                ----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

                 The date of this Prospectus is _________, 1997.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                              AVAILABLE INFORMATION

         American Standard Companies Inc. (the "Guarantor") and its direct wholly-owned subsidiary, American Standard Inc. (the "Issuer" and together with the Guarantor and their consolidated subsidiaries, "American Standard" or the "Company"), are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Guarantor and the Issuer may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material of the Guarantor may also be inspected and copied at the office of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Guarantor and the Issuer, at http://www.sec.gov.

         This Prospectus constitutes part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Issuer and the Guarantor with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Reference is made to the Registration Statement and to the exhibits thereto, as well as to the documents incorporated by reference in this Prospectus, for further information with respect to the Issuer and the Guarantor, as well as the Debt Securities.

                                ----------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Guarantor (File No. 1-11415) and the Issuer (File No. 33-64450) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

                  1. The Guarantor's Annual Report on Form 10-K for the year ended December 31, 1996, including portions incorporated therein of the Issuer's definitive Proxy Statement dated March 26, 1997.

                  2. The Guarantor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                  3.        The Guarantor's Form 8-K filed July 15, 1997.

                  4. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1996.

                  5. The Issuer's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997.

                  6. All other documents filed by the Guarantor and the Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities.

         The Guarantor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to American Standard Companies Inc., One Centennial Avenue, P.O. Box 6820, Piscataway, NJ 08855-6820,
Attention:  Office of the Secretary; telephone: (732) 980-6000.

                                ----------------

         Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or super-seded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute part of this Prospectus except as so modified, and any statements so superseded shall not be deemed to constitute part of this Prospectus.

         AMERICAN STANDARD(R), IDEAL STANDARD(R), STANDARD(R), TRANE(R) and WABCO(R) are registered trading marks OF the Issuer. PORCHER(R) is a registered trademark of Porcher S.A., a subsidiary of the Issuer.

                                   THE COMPANY

         The Issuer is a globally oriented manufacturer of high quality, brand-name products in three major product groups: air conditioning systems (59% of 1996 sales); bathroom and kitchen fixtures and fittings (25% of 1996 sales); and braking and control systems for medium-sized and heavy trucks, buses, trailers and utility vehicles (16% of 1996 sales). American Standard is a market leader in each of these business segments in the principal geographic areas in which it competes. The Company's brand names include TRANE(R) and AMERICAN STANDARD(R) for air conditioning systems, AMERICAN STANDARD(R), IDEAL STANDARD(R), STANDARD(R) and PORCHER(R) for plumbing products and WABCO(R) for braking and related systems. The Company emphasizes technologically advanced products such as air conditioning systems that utilize energy-efficient compressors and environmentally preferred refrigerants, water-saving plumbing products and commercial vehicle braking and related systems (including antilock braking systems) that utilize electronic controls. At December 31, 1996, American Standard had 106 manufacturing facilities in 35 countries.

         American Standard Companies Inc. (the "Guarantor") is a Delaware corporation that has as its only significant asset all the outstanding common stock of American Standard Inc., a Delaware corporation (the "Issuer"). Hereinafter, "American Standard" or "the Company" will refer to the Guarantor and the Issuer, including the Issuer's subsidiaries.

OVERVIEW OF BUSINESS SEGMENTS

         Through 1996 American Standard operated three business segments: Air Conditioning Products, Plumbing Products and Automotive Products. In January 1997, the Issuer announced formation of its Medical Systems Group.

         AIR CONDITIONING PRODUCTS. American Standard is a leading U.S. manufacturer of air conditioning systems for both domestic and export sales, and also manufactures air conditioning systems outside the United States. Air Conditioning Products manufactures "applied" (customer engineered, site-assembled) and "unitary" (self-contained, factory-assembled) air conditioning systems that are sold primarily under the TRANE(R) and AMERICAN STANDARD(R) names. Air Conditioning Products' sales to the commercial and residential markets represented approximately 75% and 25%, respectively, of Air Conditioning Products' total sales in 1996. Approximately 60% of Air Conditioning Products' sales in these periods was to the replacement, renovation and repair markets, which have been less cyclical than the new residential and commercial construction markets. Management believes that Air Conditioning Products is well positioned for growth because of its high quality, brand-name products, significant existing market shares, the introduction of new product features such as electronic controls, the expansion of its broad distribution network and conversion to products utilizing environmentally preferred refrigerants.

         PLUMBING PRODUCTS. American Standard is a leading manufacturer in Europe, the U.S. and a number of other countries of bathroom and kitchen fixtures and fittings for the residential and commercial construction markets and retail sales channels. Plumbing Products manufactures and distributes its products under the AMERICAN STANDARD(R), IDEAL STANDARD(R), STANDARD(R) and PORCHER(R) names. Of Plumbing Products' worldwide 1996 sales, approximately 74% was derived from operations outside the United States and 26% was derived from operations in the United States. Management believes that Plumbing Products is well positioned for growth due to the high quality of its brand-name products, significant existing market shares in a number of countries and the expansion of existing operations in developing market areas throughout the world (principally the Far East, Latin America and Eastern Europe).

         AUTOMOTIVE PRODUCTS. American Standard is a leading manufacturer, primarily in Europe and Brazil, of braking and related systems for the commercial and utility vehicle industry. Its most important products are pneumatic braking systems and related electronic and other control systems (including ABS) marketed under the WABCO(R) name for medium-size and heavy trucks, tractors, buses, trailers and utility vehicles. American Standard supplies vehicle manufacturers such as Mercedes-Benz, Volvo, Iveco (Fiat), RVI (Renault) and Rover. Management believes that Automotive Products is well positioned to benefit from any future improvement in market conditions in Europe and Brazil and increasing demand for ABS and other sophisticated electronic control systems in a number of markets (including the commercial vehicle market in the United States, where phase-in of ABS is mandated beginning in 1997), as well as from the technological advances embodied in the Issuer's products and its close relationships with a number of vehicle manufacturers.

         MEDICAL SYSTEMS. In January 1997 the Company announced formation of its Medical Systems Group to pursue initiatives in the medical diagnostics field. For the last several years the Company had supported the development of two small medical diagnostic products groups focusing on test instruments using laser technology and reagents. The Company had invested an aggregate of approximately $40 million in the development of these businesses through December 31, 1996. On June 30, 1997, the Company acquired the European medical diagnostic business of Sorin Biomedica S.p.A. ("Sorin"), an affiliate of the Fiat Group, and, in a merger, all outstanding shares of INCSTAR Corporation, a biotechnology company based in Stillwater, Minnesota, in which Sorin indirectly owned a 52% interest. Sorin and INCSTAR develop and market test reagents for clinical diagnostics and medical research and in 1996 had sales of approximately $80 million and $40 million, respectively. The aggregate cost of the acquisition was approximately $210 million, including fees and expenses and was funded with borrowings under the Company's existing bank facilities.

                                  RISK FACTORS

         Prospective investors should consider carefully the following risk factors, as well as other information set forth or incorporated by reference in this Prospectus.

SUBSTANTIAL LEVERAGE

         At March 31, 1997, the Company's total indebtedness was approximately $2.2 billion, including short-term debt and the current portion of long-term debt. At March 31, 1997, the Company had scheduled principal payments of $18 million, $26 million and $164 million for the years 1997, 1998 and 1999, respectively. In January 1997, the Issuer entered into the $1.75 billion amended and restated credit facility (the "Facilities"), consisting of a $1.375 billion revolving credit facility and a $375 million periodic access facility. At March 31, 1997, the Issuer had unused borrowing capacity under the Facilities of approximately $1.015 billion.

         Borrowings under the Facilities are also available to provide financing to redeem certain outstanding public debt securities of the Issuer and for other general corporate purposes. Subject to restrictions in the Facilities and its other debt instruments, the Issuer and its Subsidiaries may incur additional indebtedness from time to time to finance capital expenditures, joint ventures, acquisitions or other expenditures.

         The Company's substantial leverage could have important consequences, including: limiting its ability to obtain additional financing; the need to use substantial portions of operating cash flow to meet interest and principal repayment obligations; exposure to interest rate fluctuations due to floating interest rates; increased vulnerability to changes in general economic conditions, competitive pressures and changes in government regulations; and potential limitations on its ability to realize some or all of the benefit of significant business opportunities. In addition, the Company's results of operations reflect the effects of purchase accounting and significant interest expense resulting from its highly leveraged capital structure.

RANKING OF DEBT SECURITIES

         The indebtedness under the Facilities is secured by pledges of stock of the Issuer's and its foreign and domestic subsidiaries. In addition, borrowings under the Facilities are guaranteed by the Guarantor, the Issuer and certain subsidiaries of the Issuer.

         The Debt Securities will not be secured and the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be subordinated to all Senior Debt, in the case of the Senior Subordinated Debt Securities, and Senior and Senior Subordinated Debt in the case of Subordinated Debt Securities. The Debt Securities will also be effectively subordinated to creditors (including the lenders under the facilities and other lenders, tax authorities and trade creditors) and preferred stockholders (if any) of the Issuer's subsidiaries.

INTERNATIONAL OPERATIONS

         The Company conducts significant non-U.S. operations through subsidiaries in most of the major countries of Western Europe, Brazil, the People's Republic of China ("PRC"), Thailand, Mexico, the Philippines, Bulgaria, the Czech Republic, Central American countries, Canada, Malaysia, South Korea, Taiwan, Australia and Egypt. In addition, the Company conducts business in these and other countries through affiliated companies and partnerships in which it owns 50% or less of the equity interest of such entities. The Company has manufacturing operations in 35 countries. International operations are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, governmental expropriation, political risks and risks of increases in taxes. In addition, various jurisdictions outside the United States have laws limiting the right and ability of non-U.S. subsidiaries and affiliates to pay dividends and remit earnings to affiliated companies unless specified conditions are met.

         The Company's financial performance on a U.S. dollar denominated basis can be significantly affected by fluctuations in currency exchange rates. Such fluctuations have much less effect on local operating results, however, because generally the Company sells its products within the countries in which they are manufactured. The asset exposure of foreign operations to the effects of exchange volatility has been partly offset by the denomination in foreign currencies of a portion of the Company's borrowings. The Company from time to time enters into agreements in order to reduce its foreign currency exposure. These agreements have not been and are not expected to be material.

TAX MATTERS

         The Company has from time to time reorganized and restructured, and may in the future reorganize and restructure, its international operations based on certain assumptions it believes to be correct relating to the various tax laws (including capital gains and withholding tax laws), U.S. and international tax treaty developments, international currency exchange and capital repatriation laws and other relevant laws applicable in non-U.S. jurisdictions. While management believes that such assumptions are correct, there can be no assurance that taxing or other authorities will reach the same conclusion. If such assumptions are incorrect, or if such laws were changed or modified, the Company may experience adverse tax and other financial consequences.

         In connection with examinations of the tax returns of the Company's German subsidiaries for the years 1984 through 1990, German tax authorities have raised questions regarding the treatment of certain significant matters. In prior years the Company paid approximately $17 million (at June 30, 1997 exchange rates) of a disputed German income tax. A suit is pending to obtain a refund of this tax. In March 1996 the Company received an assessment, which it has appealed, for additional taxes of approximately $62 million (at June 30, 1997 exchange rates) (principally relating to the 1988 to 1990 period), plus interest, for the tax return years under audit. In addition, significant transactions similar to those which gave rise to such assessment occurred in years subsequent to 1990. In June 1997, the German tax authorities commenced an audit of the years 1991 through 1994. Having assessed additional taxes for the 1988-1990 period, the German tax authorities might, after completing the current audit, propose tax adjustments for the 1991-1994 period that could be as much as 50% higher. The Company, on the basis of the opinion of German legal counsel, Meilicke & Partner, believes the German tax returns are substantially correct as filed and any such adjustments would be inappropriate and intends to vigorously contest any adjustments which have been or may be assessed. Accordingly, the Company has not recorded any loss contingency at March 31, 1997 with respect to such matters.

         The Company has agreed with the German tax authorities to make a partial security deposit in respect of the additional taxes and interest assessed in March 1996. Approximately $11 million (at June 30, 1997 exchange rates) was paid in January 1997 and, in addition, the Company has applied approximately $6 million (at June 30, 1997 exchange rates) of tax refunds due it with respect to the 1996 tax year to the security deposit. The tax authorities have granted a staying order for the balance of the additional taxes and interest assessed in March 1996, under which no further payment or other security will be required from the Company before litigation of the matter or a final resolution. During litigation, the Company would expect renewal of the staying order. Upon final resolution, the

Company will be obligated to pay any tax liability in excess of the security deposit or the Company will receive a refund of any excess security deposit (with interest accruing on the additional tax from the date of assessment or the refund amount from the date of deposit, respectively).

         As a result of German tax legislation, first effective in 1994, the Company's tax provision in Germany was higher in 1994, 1995 and 1996, and will continue to be higher in 1997 and in the future. As a result of this German tax legislation and the related additional tax provisions, the Company believes its tax exposure to the major issues under the audit referred to above will be reduced starting with the 1994 tax year and continuing thereafter into future years.

                                 USE OF PROCEEDS

         Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Debt Securities offered by this Prospectus and the applicable Prospectus Supplement for general corporate purposes, which may include the reductions of outstanding borrowings, the repayment of outstanding debt, stock repurchases, acquisitions, additions to working capital or capital expenditures.

                                      RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                           Three
                                                                                                           Months
                                                                                                           Ended
                                                                  Year Ended December 31,                  March 31,
                                                        ----------------------------------------           ---------
                                                        1992     1993    1994    1995     1996       1996     1997
                                                        ----     ----    ----    ----     ----       ----     ----
Ratio of Earning to Fixed Charges(1)...............     (2)      (2)     (2)     1.6      (2)        (2)       1.4

(1) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest on debt (including capitalized interest), amortization of debt discount and expense, and a portion of rentals determined to be representative of interest. Earnings consist of consolidated net income before income taxes, plus fixed charges other than capitalized interest but including the amortization thereof, adjusted by the excess or deficiency of dividends over income of entities accounted for by the equity method.

(2) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992, 1993, 1994 and 1996 and the three months ended March 31, 1996, by $56.8 million, $80.5 million, $78.5 million, $37.5 million and $203.7 million, respectively. The three months ended March 31, 1996 and the year 1996 included a non-cash asset impairment charge resulting from the adoption of Statement of Financial Accounting Standards No.
         121. Excluding that charge the ratio of earnings to fixed charges in those periods would have been 1.5 and 1.9, respectively.

               DESCRIPTION OF DEBT SECURITIES AND DEBT GUARANTEES

         The following description sets forth certain general terms and provisions of the Debt Securities and Debt Guarantees to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and Debt Guarantees offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities and Debt Guarantees so offered will be described in the Prospectus Supplement relating to such Debt Securities and Debt Guarantees.

         The Senior Debt Securities and the Senior Debt Guarantees are to be issued under an Indenture (the "Senior Indenture"), among the Issuer, the Guarantor and the trustee to be named therein. The Senior Subordinated Debt Securities and the Senior Subordinated Debt Guarantees are to be issued under a separate Indenture (the "Senior Subordinated Indenture"), also among the Issuer, the Guarantor and the trustee to be named therein. The Subordinated Debt Securities and the Subordinated Debt Guarantees are to be issued under a separate Indenture (the "Subordinated Indenture"), also among the Issuer, the Guarantor and the trustee to be named therein. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." The Indentures are subject to and qualified by the Trust Indenture Act of 1939, as amended (the "TIA"). Copies of the Indentures have been filed as exhibits to the Registration Statement. The trustees under the Indentures are collectively hereinafter referred to as the "Trustee." The following summaries of certain provisions of the Debt Securities, the Debt Guarantees and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities and the related Debt Guarantees, including the definitions therein of certain terms. Capitalized terms not otherwise defined herein shall have the meaning given in the Indentures.

TERMS

         General. The Debt Securities will be direct unsecured obligations of the Issuer. The Senior Debt Securities and Senior Debt Guarantees will rank pari passu with other unsecured unsubordinated obligations of the Issuer and the Guarantor, respectively; the Senior Subordinated Debt Securities and Senior Subordinated Debt Guarantees will be unsecured and will be subordinated in right of payment to all Senior Debt of the Issuer and Senior Debt of the Guarantor, respectively; and the Subordinated Debt Securities and Subordinated Debt Guarantees will be unsecured and will be subordinated in right of payment to all Sen-ior Debt and Senior Subordinated Debt of the Issuer and Senior Debt and Senior Subordinated Debt of the Guarantor, respectively.

         The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the Indentures and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

         Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount (up to the maximum aggregate amount of Debt Securities registered under the Registration Statement), in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more indentures supplemental to the applicable Indenture. All Debt Securities of one series need to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

         The Indentures provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indentures may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

         The following summaries set forth certain general terms and provisions of the Indenture and the Debt Securities. The Prospectus Supplement relating to a series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms.

         (1)       The title of such Debt Securities;

         (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

         (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (7) The place or places where the principal of and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of such Debt Securities and the Indenture may be served;

         (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Issuer;

         (9) The obligation, if any, of the Issuer to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

         (12) Whether the principal of (and premium, if any) or interest on the Debt Securities of the series are to be payable, at the election of the Issuer or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

         (13) Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

         (14) Any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;

         (15) Whether and under what circumstances the Issuer will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem such Debt Securities in lieu of making such payment;

         (16) Whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor or any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

         (17) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other then the date of original issuance of the first Security of the series to be issued;

         (18) The Person to whom any interest of any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;

         (19) Whether such Debt Securities will be issued in certificated or book entry form;

         (20) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

         (21) If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions; and

         (22) Any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

         If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as may be set forth in any Prospectus Supplement, the Indenture does not contain any provisions that would limit the ability of the Guarantor or its Subsidiaries to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Issuer or its Subsidiaries or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants of the Issuer that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the "Global Securities") that will be deposited, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         Unless otherwise specified in the applicable Prospectus Supplement, any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security in registered form ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Issuer for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Issuer for such purpose. Every Debt Security in registered form surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Issuer with respect to any series of Debt Securities, the Issuer may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Issuer will be required to maintain a transfer agent in each place of payment for such series. The Issuer may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Issuer nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the selection of any Debt Securities for redemption and ending at the close of business on (i) if such Debt Securities are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (ii) if such Debt Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; (c) exchange any Bearer Security so selected for redemption except that, to the extent provided with respect to such Bearer Security, such Bearer Security may be exchanged for a Registered Security of that series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption; or (d) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

         Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Issuer may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Issuer for a series of Debt Securities will be named in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Issuer may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Issuer will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Issuer will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         The Indentures provide that the the Issuer or the Guarantor may without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Issuer or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and expressly assumes the Guarantor's or the Issuer's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Guarantor or the Issuer as a result thereof as having been incurred by the Guarantor or the Issuer at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

RANKING OF SENIOR DEBT SECURITIES

         The payment of the principal of and premium, if any, and any interest on the Senior Debt Securities will rank pari passu with all other unsecured unsubordinated obligations of the Issuer.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

         The payment of the principal of and premium, if any, and any interest on the Senior Subordinated Debt Securities (including making any deposit pursuant to the provisions described under "Defeasance" or repurchasing, redeeming or otherwise retiring any Senior Subordinated Debt Securities (collectively, "pay the Debt Securities")) will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the Issuer. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Issuer, the holders of all Senior Debt of the Issuer will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Senior Subordinated Debt Securities will be entitled to receive any payment or distribution in respect of the principal of, premium, if any, or any interest on the Senior Subordinated Debt Securities, and in the event that, notwithstanding the foregoing, the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security receives any payment or distribution of assets of any kind or character before all Senior Debt of the Issuer is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Issuer for application to the payment of all Senior Debt of the Issuer remaining unpaid, to the extent necessary to pay all Senior Debt of the Issuer in full. No payments on account of principal, premium, if any, or any interest in respect of the Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Debt of the Issuer (a "payment event of default"), (ii) an event of default (other than a payment event of default) with respect to any Senior Debt of the Issuer resulting in the acceleration of the maturity thereof, or (iii) any event of default (other than a payment event of default) with respect to any Senior Debt of the Issuer permitting the holders thereof to accelerate the maturity thereof after the Issuer or the Trustee under the Senior Subordinated Indenture is notified (a "Payment Notice") of such event by a representative of a holder of Senior Debt of the Issuer (until, in the case of this clause (iii), the earlier of (A) 180 days thereafter and (B) the date, if any, on which such event is cured or waived or the related indebtedness is discharged); and in the event that the Issuer makes any payment to the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security prohibited by the foregoing, then such payment will be required to be paid over and delivered forthwith to the appropriate Agent Bank (as defined herein). In the case of clause (iii), after such 180 days, the Issuer may resume payments on the Senior Subordinated Debt Securities unless such Specified Senior Debt has been accelerated. In addition, no more than one Payment Notice may be given in any consecutive 360-day period regardless of the number of non-payment defaults with respect to Senior Debt during such period. A failure to make any payment with respect to the Senior Subordinated Debt Securities as a result of the rights of the holders of Senior Debt described in this paragraph will not have any effect on the right of the holders of the Senior Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default. No event of default which had occurred and was continuing on the date of receipt by the Issuer of a Payment-Notice and was known to any holder of Specified Senior Debt or its Representative with respect to which the first Payment Notice was given may be made the basis for the delivery of a second Payment Notice from such Representative whether or not within any consecutive 360-day period, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

         The Issuer will agree in the Senior Subordinated Indenture that it will not issue, assume, guarantee, incur or otherwise become liable, directly or indirectly, for any indebtedness, guarantee or obligation which is both subordinate or junior in ranking in any respect to any Senior Debt and senior to the Senior Subordinated Debt Securities.

         Subject to the payment in full of all Senior Debt of the Issuer, the Holders of the Senior Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior Debt of the Issuer to receive payments or distributions of assets of the Issuer applicable to Senior Debt of the Issuer until the Senior Subordinated Debt Securities are paid in full.

         By reason of such subordination, in the event of insolvency, the holders of Senior Debt of the Issuer may recover more, ratably, than the Holders of the Senior Subordinated Debt Securities.

         At March 31, 1997, the Issuer had outstanding approximately $1,343 million of Senior Debt.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         The payment of the principal of and premium, if any, and any interest on the Subordinated Debt Securities (including making any deposit pursuant to the provisions described under "Defeasance" or repurchasing, redeeming or otherwise retiring any Subordinated Debt Securities (collectively, "pay the Debt Securities")) will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior and Senior Subordinated Debt of the Issuer. The applicable Prospectus Supplement will set forth any additional indebtedness to which the Subordinated Debt Securities will be subordinate. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Issuer, the holders of all Senior and Senior Subordinated Debt of the Issuer will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment or distribution in respect of the principal of, premium, if any, or any interest on the Subordinated Debt Securities, and in the event that, notwithstanding the foregoing, the Trustee under the Subordinated Indenture or the Holder of any Subordinated Debt Security receives any payment or distribution of assets of any kind or character before all Senior and Senior Subordinated Debt of the Issuer is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Issuer for application to the payment of all Senior and Senior Subordinated Debt of the Issuer remaining unpaid, to the extent necessary to pay all Senior and Senior Subordinated Debt of the Issuer in full. No payments on account of principal, premium, if any, or any interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing (i) a default in any payment with respect to any Senior and Senior Subordinated Debt of the Issuer (a "payment event of default"), (ii) an event of default (other than a payment event of default) with respect to any Senior and Senior Subordinated Debt of the Issuer resulting in the acceleration of the maturity thereof, or (iii) any event of default (other than a payment event of default) with respect to any Senior and Senior Subordinated Debt of the Issuer permitting the holders thereof to accelerate the maturity thereof after the Issuer or the Trustee under the Subordinated Indenture is notified (a "Payment Notice") of such event by a representative of a holder of Senior and Senior Subordinated Debt of the Issuer (until, in the case of this clause (iii), the earlier of (A) 180 days thereafter and (B) the date, if any, on which such event is cured or waived or the related indebtedness is discharged); and in the event that the Issuer makes any payment to the Trustee under the Subordinated Indenture or the Holder of any Subordinated Debt Security prohibited by the foregoing, then such payment will be required to be paid over and delivered forthwith to the appropriate Agent Bank. In the case of clause (iii), after such 180 days, the Issuer may resume payments on the Subordinated Debt Securities unless such Specified Senior Debt has been accelerated. In addition, no more than one Payment Notice may be given in any consecutive 360-day period regardless of the number of non-payment defaults with respect to Senior and Senior Subordinated Debt during such period. A failure to make any payment with respect to the Subordinated Debt Securities as a result of the rights of the holders of Senior and Senior Subordinated Debt described in this paragraph will not have any effect on the right of the holders of the Subordinated Debt Securities to accelerate the maturity thereof as a result of such payment default. No event of default which had occurred and was continuing on the date of receipt by the Issuer of a Payment-Notice and was known to any holder of Specified Senior Debt or its Representative with respect to which the first Payment Notice was given may be made the basis for the delivery of a second Payment Notice from such Representative whether or not within any consecutive 360-day period, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

         Subject to the payment in full of all Senior and Senior Subordinated Debt of the Issuer, the Holders of the Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior and Senior Subordinated Debt of the Issuer to receive payments or distributions of assets of the Issuer applicable to Senior and Senior Subordinated Debt of the Issuer until the Subordinated Debt Securities are paid in full.

         By reason of such subordination, in the event of insolvency, the holders of Senior and Senior Subordinated Debt of the Issuer may recover more, ratably, than the Holders of the Subordinated Debt Securities.

         At March 31, 1997, the Issuer had outstanding approximately $2,189 million of Senior and Senior Subordinated Debt.

CERTAIN DEFINITIONS RELATING TO THE DEBT SECURITIES

         "Agent Bank" means the appropriate agent or agents for banks from time to time under any credit agreement, or any successor agent or agents thereto.

         "Bank Debt" means the Senior Debt described in clause (i) of the definition of "Senior Debt" or the Senior and Senior Subordinated Debt described in clause (i) of the definition of Senior and Senior Subordinated Debt, as the case may be.

         "Senior Debt" is defined as (i) indebtedness for money borrowed and all obligations, whether direct or indirect, under guarantees, letters of credit, foreign currency or interest rate swaps, foreign exchange contracts, caps, collars, options, hedges or other agreements or arrangements designed to protect against fluctuations in currency values or interest rates, other extensions of credit, expenses, fees, reimbursements, indemnities and all other amounts (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Issuer or the Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceeding) owed by the Issuer or the Guarantor, as applicable, in the documents relating to Facilities and any refinancing or any replacement facility, (ii) the principal of and premium, if any, and accrued and unpaid interest (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or the Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceeding), whether existing on the date hereof or hereafter incurred, in respect of (A) indebtedness of the Issuer or the Guarantor, as applicable, for money borrowed, (B) express written guarantees by the Issuer or the Guarantor, as applicable, of indebtedness for money borrowed by any other person, (C) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which the Issuer or the Guarantor, as applicable, is responsible or liable, by guarantees or otherwise,
(D) obligations of the Issuer or the Guarantor, as applicable, for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (E) obligations of the Issuer or the Guarantor, as applicable, under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified upon the Issuer's or the Guarantor's, as applicable, consolidated balance sheet as a liability, and (F) obligations of the Issuer or the Guarantor, as applicable, under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any such indebtedness or obligation, and (iii) modifications, renewals, extensions, replacements, refinancings, and refundings of any such indebtedness, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions, replacements, refinancings, or refundings thereof, are not superior in right of payment to the Senior Subordinated Debt Securities or the Senior Subordinated Debt Guarantees, as applicable; provided, that Senior Debt will not be deemed to include (a) any obligation of the Issuer or the Guarantor, as applicable, to any Subsidiary (other than obligations pledged pursuant to the Facilities as security for the obligations of the Issuer thereunder), (b) any liability for Federal, state, local or other taxes owed or owing by the Issuer or the Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) the 9 7/8% Senior Subordinated Notes or the 10 1/2% Subordinated Discount Debentures or (e) any indebtedness, guarantee or obligation of the Issuer or the Guarantor, as applicable, which is subordinate or junior by its terms in any respect to any other indebtedness, guarantee or obligation of the Issuer. If any Bank Debt is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of the U.S. Bankruptcy Code or any applicable state fraudulent conveyance law, such Bank Debt will still constitute Senior Debt.

         "Senior and Senior Subordinated Debt" of any Person means (i) the Senior Debt of such Person, (ii) with the respect to the Issuer, the Senior Subordinated Debt Securities, (iii) with respect to the Guarantor, the Senior Subordinated Debt Guarantees, and (iv) any other indebtedness, guarantee or obligation of the Issuer or the Guarantor, as applicable, that would be Senior Debt, but for the exclusions set forth in paragraphs (d) and (e) of the proviso to such definition; unless, in any case, it is provided that such indebtedness, guarantee or obligation are not superior in right of payment to the Subordinated Debt Securities or the Subordinated Debt Guarantees.

         "Specified Senior Debt" means (i) the Bank Debt and (ii) one or more other issues of Senior Debt (taken together) or Senior and Senior Subordinated Debt (taken together), as the case maybe, having an aggregate principal amount then outstanding exceeding $100 million.

GENERAL SUBORDINATION PROVISIONS

         Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer, the holders of Senior Debt or Senior and Senior Subordinated Debt will be entitled to receive payment in full before the holders of the Debt Securities being subordinated thereto are entitled to receive any payment. Upon an Event of Default (other than any Event of Default as a result of the bankruptcy of the Issuer), the Trustees or the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, looking to accelerate such Debt Securities must give the Representatives of the holders of the Speci-fied Senior Debt 10 days' prior written notice before accelerating the Senior Subordinated Debt Securities.

         By reason of such subordination provisions contained in the Indentures, in the event of insolvency, creditors of the Issuer who are holders of Senior Debt may recover more, ratably, than the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities being subordinated thereto and creditors of the Issuer who are not holders of Senior Debt or of the Senior Subordinated Debt Securities or Subordinated Debt Securities being subordinated thereto may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of such Senior Subordinated Debt Securities or Subordinated Debt Securities.

CERTAIN COVENANTS

         The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities that is not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will include the following covenants of the Issuer and the Guarantor:

         Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures require each of the Issuer and the Guarantor to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Issuer or the Guarantor shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. The Indentures require the Issuer and the Guarantor to cause all of their material properties used or useful in the conduct of their business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer or the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Guarantor, the Issuer and their subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

         Insurance. The Indentures require the Issuer and Guarantor to cause each of their and their subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if de-scribed in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

         Payment of Taxes and Other Claims. The Indentures require the Issuer and Guarantor to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon them or any subsidiary or upon the income profits or property of the Issuer or Guarantor or any of their subsidiaries and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or Guarantor or any of their subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Unless otherwise provided in the applicable Prospectus Supplement, the Indentures provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default in the payment of any interest on any Debt Security of such series when such interest becomes due and payable that continues for a period of 30 days (whether or not, in the case of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, payment is prohibited by the subordination provisions thereof); (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due and payable (whether or not, in the case of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, payment is prohibited by the subordination provisions thereof); (c) default in making any sinking fund payment as required for any Debt Security of such series (whether or not, in the case of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, payment is prohibited by the subordination provisions thereof); (d) default in the performance, or breach, of any other covenant or warranty of the Issuer or the Guarantor in the Indentures with respect to the Debt Securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the Indentures; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Guarantor or the Issuer (or by any subsidiary the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been dis-charged, or such acceleration having been rescinded or annulled, within a period of 30 days after written notice to the Issuer as provided in the Indentures; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Guarantor, the Issuer or any Significant Subsidiary of the Issuer; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

         If an Event of Default under the Indentures with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Issuer (and to the applicable Trustee if given by the holders); provided that in the case of an Event of Default described under the clause (f) with respect to the Issuer of the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee, and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium, if any), with respect to Debt Securities of such series have been cured or waived as provided in the Indentures. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the Indentures that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Indentures require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the Indentures unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

         The Indentures provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

         The Indentures provide that, subject to provisions in the Indentures relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any holders of any series of Debt Securities then outstanding under the Indentures, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indentures, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the Indentures, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Issuer and Guarantor will be required to deliver to each Trustee a certificate, signed by one of the specified officers of the Issuer and Guarantor, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status hereof.

MODIFICATION OF THE INDENTURE

         Modifications and amendments of the Indentures are permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding

Debt Securities issued under the Indentures affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder or each such Debt Security affected thereby,
(a) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any Debt Security;
(d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) modify or affect in any manner adverse to the interest of holders of Debt Securities the obligation of the Guarantor under the Debt Guarantees in respect of the due and punctual payment of the principal of (and premium, if any) or interest on the Debt Securities;
(f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security; or (g) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indentures, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indentures.

         The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series, on behalf of all holders of Debt Securities of that series, insofar as that series is concerned, may waive compliance by the Issuer and the Guarantor with certain restrictive covenants of the Indentures.

         Modifications and amendments of the Indentures are permitted to be made by the Issuer and the Guarantor and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes:
(a) to evidence the succession of another person to the obligations of the Issuer and the Guarantor under the Indentures; (b) to add to the covenants of the Issuer and Guarantor for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Issuer and Guarantor in the Indentures; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of the Indentures to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt

Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indentures, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indentures by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the Indentures, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under the Indentures in any material respect; or (j) to supplement any of the provisions of the Indentures to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series in any material respect.

         The Indentures provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an indexed security that shall be deemed Outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the Indentures, and (d) Debt Securities owned by the Issuer or the Guarantor or any other obligor upon the Debt Securities or any affiliate of the Issuer or the Guarantor or of such other obligor shall be disregarded.

         The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Issuer or the Guarantor or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indentures. Except for any consent that must be given by the holder or each Debt Security affected by certain modifications and amendments of the Indentures, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indentures will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, the Indentures provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting, and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Issuer and Guarantor will be permitted, at their option, to discharge certain obligations to holders of any series of Debt Securities jointly issued under the Indentures that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         The Indentures provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust) ("defeasance") or (b) to be released from certain obligations with respect to such Debt Securities under the Indentures (including the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligation shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Issuer with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust will only be permitted to be established if, among other things, the Issuer or the Guarantor has delivered to the applicable Trustee an opinion of counsel (as specified in the Indentures) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indentures. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

         "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required be law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         If after the Issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indentures or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S.
dollars.

         In the event the Issuer or the Guarantor effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described above in clause (d) under "--Events of Default, Notice and Waiver" with respect to specified sections of the Indentures (which sections would no longer be applicable to such Debt Securities) or described above in clause (g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modification to the provisions described above, with respect to the Debt Securities of or within a particular series.

PAYMENT AND PAYING AGENTS

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable to the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         All moneys paid by the Issuer or Guarantor to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium, Make-Whole Amount or interest has become due and payable will be repaid to the Issuer, and the holder of such Debt Security thereafter may look only to the Issuer for payment thereof.

                              PLAN OF DISTRIBUTION

         The Issuer may sell Debt Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the Debt Securities will be named in the applicable Prospectus Supplement.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Issuer or from purchasers of Debt Securities, for whom they may act as agents, in the form of discounts, concessions or commission. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters under the Securities Act, and any discounts or commission they receive from the Issuer and any profit on the resale of Debt Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Issuer will be described, in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, each series of Debt Securities will be a new issue with no established trading market. The Issuer may elect to list any series of Debt Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Debt Securities.

         Under agreements into which the Issuer and Guarantor may enter, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Issuer and Guarantor against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, the Issuer and/or the Guarantor in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Issuer will authorize underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase Debt Securities from the Issuer pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Issuer, as the case may be. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         In order to comply with the securities laws of certain states, if applicable, the Debt Securities offered hereby will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states Debt Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the Debt Securities and the Debt Guarantees covered by this Prospectus will be passed upon for the Issuer and the Guarantor by Richard A. Kalaher, Esq., Vice President, General Counsel & Secretary of the Issuer, and for any underwriters, dealers or agents by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                     EXPERTS

         The consolidated financial statements and schedules of American Standard Inc. and American Standard Companies Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus from their Annual Reports on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         Certain information with respect to German tax matters has been included herein in reliance upon the authority of Meilicke & Partner in German tax matters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the registrant's expenses in connection with the issuance of the Debt Securities being registered. Except for the registration fee, the listed amounts are estimates.

        Registration fee ....................................      $ 303,030.30
        Blue Sky fees and expenses ..........................         25,000.00
        Trustee's fees ......................................         25,000.00
        Printing and duplicating expenses ...................
        Legal fees and expenses .............................
        Accounting fees and expenses ........................       $100,000.00
        Miscellaneous .......................................       ___________
                 Total ......................................       $
                                                                    ===========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Restated Certificates of Incorporation of each of the Issuer and Guarantor contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Subsection (b) of Article EIGHTH of the Guarantor's Restated Certificate of Incorporation and subsection (b) of Article SEVENTH of the Issuer's Restated Certificate of Incorporation provides for indemnification of directors and officers as follows:

                  The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

         Article VI of the Amended By-Laws of each of the Issuer and the Guarantor provides for indemnification of directors and officers as follows:

         Section 6.1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 6.2. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6.3. Determination That Indemnification Is Proper. Any Indemnification of a Director or officer of the Corporation under Section 6.1 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.1 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.1 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 hereof. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 6.4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section 6.5. Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections
6.1 and 6.2, or advance of costs, charges and expenses to a Director or officer under Section 6.4 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court or competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Di-rectors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect. Any repeal or modification of these indemnification provisions shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.7. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 6.8. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS.

Exhibit No.               Description
-----------               -----------

(4)               (i)     Form of Indenture for the Senior Debt Securities.*
                 (ii)     Form of Indenture for the Senior Subordinated Debt
                          Securities.*
                (iii)     Form of Indenture for the Subordinated Debt
                          Securities.*
(5)                       Opinion of Richard A. Kalaher, Esq., regarding the
                          legality of the securities being
                          registered.
(12)                      Computation of ratios of earnings to fixed charges of
                          the Issuer.
(23)              (i)     Consent of Ernst & Young LLP.
                 (ii)     Consent of Richard A. Kalaher, Esq., included in
                          Exhibit (5).
               (iii)      Consent of Meilicke & Partner.
(24)                      Powers of Attorney.
(27)                      Financial Data Schedule; previously filed as Exhibit
                          27 by the Issuer in its Form 10-Q for the quarter
                          ended March 31, 1997, and herein incorporated by
                          reference.
----------------

*To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Piscataway, State of New Jersey on July 31, 1997.


                             AMERICAN STANDARD INC.


                              By:/s/ EMMANUEL A. KAMPOURIS
                                 --------------------------
                                    (Emmanuel A. Kampouris)
                                 Chairman, President and
                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 1997.


/s/ EMMANUAL A. KAMPOURIS                      Chairman, President and Chief
---------------------------------------------  Executive Officer;
                                               Director (Principal Executive
            (Emmanuel A. Kampouris)            Officer)

/s/ FRED A. ALLARDYCE                          Vice President and Chief
---------------------------------------------  Financial Officer;
                                               (Principal Financial Officer)
                (Fred A. Allardyce)

/s/ G. RONALD SIMON                            Vice President and Controller
 --------------------------------------------- (Principal Accounting Officer)
                (G. Ronald Simon)

/s/ STEVEN E. ANDERSON*                        Director
----------------------------------------------
               (Steven E. Anderson)

/s/ HORST HINRICHS*                            Director
----------------------------------------------
                   (Horst Hinrichs)

/s/ GEORGE H. KERCKHOVE*                       Director
----------------------------------------------
             (George H. Kerckhove)

/s/ SHIGERU MIZUSHIMA*                         Director
----------------------------------------------
               (Shigeru Mizushima)

/s/ ROGER W. PARSONS*                          Director
----------------------------------------------
               (Roger W. Parsons)

/s/ J. DANFORTH QUAYLE*                        Director
----------------------------------------------
              (J. Danforth Quayle)

/s/ DAVID M. RODERICK*                         Director
----------------------------------------------
              (David M. Roderick)

/s/ JOSEPH S. SCHUCHERT*                       Director
----------------------------------------------
              (Joseph S. Schuchert)

*By:  /s/ FREDERICK C. PAINE
     -----------------------------------------
               (Frederick C. Paine,
                as attorney-in-fact)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Piscataway, State of New Jersey on July 31 ,1997.


                        AMERICAN STANDARD COMPANIES INC.


                          By:/s/ EMMANUEL A. KAMPOURIS
                             ----------------------------------------------
                             (Emmanuel A. Kampouris)
                             Chairman, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 31, 1997.

/s/ EMMANUEL A. KAMPOURIS                 Chairman, President and Chief
---------------------------------------   Executive Officer; Director (Principal
            (Emmanuel A. Kampouris)       Executive Officer)

/s/ FRED A. ALLARDYCE                     Vice President and Chief Financial
---------------------------------------   Officer;(Principal Financial Officer)
                (Fred A. Allardyce)

/s/ G. RONALD SIMON                       Vice President and Controller
---------------------------------------
                 (G. Ronald Simon)        (Principal Accounting Officer)

/s/ STEVEN E. ANDERSON*                   Director
---------------------------------------
               (Steven E. Anderson)

/s/ HORST HINRICHS*                       Directo
---------------------------------------
                   (Horst Hinrichs)

/s/ GEORGE H. KERCKHOVE*                  Director
---------------------------------------
             (George H. Kerckhove)

/s/ SHIGERU MIZUSHIMA*                     Director
---------------------------------------
               (Shigeru Mizushima)

/s/ ROGER W. PARSONS*                      Director
---------------------------------------
               (Roger W. Parsons)

/s/ J. DANFORTH QUAYLE*                    Director
---------------------------------------
              (J. Danforth Quayle)

/s/ DAVID M. RODERICK*                     Director
---------------------------------------
              (David M. Roderick)

/s/ JOSEPH S. SCHUCHERT*                   Director
---------------------------------------
              (Joseph S. Schuchert)

*By:  /s/ FREDERICK C. PAINE
-----------------------------------------
               (Frederick C. Paine,
                as attorney-in-fact)